PRELIMINARY PROXY MATERIALS

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                               --------------------

                             SCHEDULE 14A INFORMATION
                               --------------------

                   Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.    )


         Filed by the Registrant /--/

         Filed by a Party other than the Registrant /x/

         Check the appropriate box:

         /x/  Preliminary Proxy Statement

         /--/ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

         /--/ Definitive Proxy Statement

         /--/ Definitive Additional Materials

         /--/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule
              14a-12


                      CAPCO Automotive Products Corporation
         ---------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)


                                Eaton Corporation
         ---------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)


         Payment of Filing Fee (Check the appropriate box):

         /--/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
              14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

         /x/ $500 per each party to the controversy pursuant to Ex-change Act Rule 14a-6(i)(3).

         /--/ Fee computed on table below per Exchange Act Rules 14a-
              6(i)(4) and 0-11.

              (1) Title of each class of securities to which transac-tion applies:





                   ----------------------------------------------------

              (2) Aggregate number of securities to which transaction applies:

                   ----------------------------------------------------

              (3) Per unit price or other underlying value of transac-tion computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calcu-lated and state how it was determined):

                   ----------------------------------------------------

              (4)  Proposed maximum aggregate value of transaction:

                   ----------------------------------------------------

              (5)  Total fee paid:

                   ----------------------------------------------------


         /--/ Fee paid previously with preliminary materials.

         /--/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1)  Amount Previously Paid:

                   ----------------------------------------------------

              (2)  Form, Schedule or Registration Statement No.:

                   ----------------------------------------------------

              (3)  Filing Party:

                   ----------------------------------------------------

              (4)  Date Filed:

                   ----------------------------------------------------





                       1996 ANNUAL MEETING OF SHAREHOLDERS
                                        OF
                      CAPCO AUTOMOTIVE PRODUCTS CORPORATION

                               --------------------

                                 PROXY STATEMENT
                                        OF
                                EATON CORPORATION

                               --------------------

                   This Proxy Statement and the accompanying WHITE An-nual Meeting proxy card are furnished in connection with the solicitation of proxies by Eaton Corporation ("Eaton"), to be used at the 1996 Annual Meeting of Shareholders of CAPCO Auto-motive Products Corporation (the "Company") to be held at [--], local time, on May 14, 1996 at [-----------------------------], and at any adjournments or postponements thereof (the "Annual
         Meeting").

                   At the Annual Meeting, seven Directors of the Company will be elected for a one-year term expiring at the 1997 Annual Meeting of Shareholders. Eaton is soliciting your proxy in support of the election of Eaton's seven nominees for Directors of the Company named below (the "Eaton Nominees").

                   ALL EATON NOMINEES ARE COMMITTED TO A SALE OR MERGER OF THE COMPANY AT A PRICE OF NOT LESS THAN $11.00 PER SHARE OF THE COMPANY COMMON STOCK, PAR VALUE $0.01 PER SHARE (THE
         "SHARES").

                   The record date for determining shareholders entitled to notice of and to vote at the Annual Meeting is March 20, 1996 (the "Record Date"). Shareholders of record at the close of business on the Record Date will be entitled to one vote at the Annual Meeting for each Share held on the Record Date. As set forth in the proxy statement of the Company filed with the Securities and Exchange Commission (the "Commission") on March [ ], 1996 (the "Company Proxy Statement"), as of the close of business on the Record Date, there were 11,061,350 Shares is-sued and outstanding. The Company Proxy Statement indicates that the Company has no other voting securities. As of the Record Date, Eaton beneficially owned an aggregate of 805,000 Shares, which represented approximately 7.3% of the Shares re-ported by the Company to be outstanding as of the Record Date. Eaton intends to vote such Shares for the election of the Eaton Nominees.

                               --------------------





                   This Proxy Statement and the WHITE Annual Meeting proxy card are first being furnished to the Company's share-holders on or about March --, 1996. According to the Company's filings with the Commission, the principal executive offices of the Company are located at 300 S. St. Louis Boulevard, South Bend, Indiana 46624.





                                    IMPORTANT

                   At the Annual Meeting, Eaton seeks to elect the seven Eaton Nominees as the Directors of the Company.

                   The election of the Eaton Nominees requires the af-firmative vote of a plurality of the votes cast by holders of Shares represented in person or by proxy at the meeting and entitled to vote on the election of Directors, assuming a quo-rum is present or otherwise represented at the Annual Meeting. Consequently, only Shares that are voted in favor of a particu-lar nominee will be counted toward such nominee's attaining a plurality of votes. Shares present at the meeting that are not voted for a particular nominee (including broker non-votes) and Shares present by proxy where the shareholder properly withheld authority to vote for such nominee will not be counted toward such nominee's attainment of a plurality.

                   EATON URGES YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED WHITE ANNUAL MEETING PROXY CARD TO VOTE FOR ELECTION OF THE EATON NOMINEES.

                   A VOTE FOR THE EATON NOMINEES WILL PROVIDE YOU--AS THE OWNERS OF THE COMPANY--WITH REPRESENTATIVES ON THE COM-PANY'S BOARD WHO ARE COMMITTED TO A SALE OR MERGER OF THE COM-PANY AT A PRICE OF NOT LESS THAN THE PRICE TO BE PAID IN THE OFFER.

                   EATON URGES YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY THE COMPANY. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO EATON, C/O GEORGE-SON & COMPANY INC. ("GEORGESON"), OR TO THE SECRETARY OF
         THE COMPANY, OR BY VOTING IN PERSON AT THE ANNUAL MEETING. SEE "PROXY PROCEDURES" BELOW.

                               --------------------


                THE EATON NOMINEES SUPPORT THE SALE OF THE COMPANY

                   All Eaton Nominees are committed to a sale or merger of the Company at a price of not less than $11.00 per Share.

                   Eaton Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Eaton (the "Purchaser"), has commenced an offer to purchase all outstanding Shares and the associated preferred stock purchase rights issued pursuant to the Rights Agreement between the Company and Harris Trust and Savings Company (the "Rights") at a purchase price of $11.00 per Share (and associated Right) net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the offer to purchase dated March 19, 1996 (as amended or supplemented from time to time, the "Offer





         to Purchase") and related letter of transmittal (which together with any amendments or supplements thereto and the Offer to Purchase constitute the "Offer"). The purpose of the Offer is to acquire control of and the entire equity interest in the Company. Eaton intends to propose, and to seek to have the Company consummate as soon as practicable after consummation of the Offer, a merger or similar business combination (the "Merger") with the Purchaser, pursuant to which each then out-standing Share (other than Shares owned by Eaton or any of its wholly owned subsidiaries and Shares held in the treasury of the Company) would be converted into the right to receive in cash the same amount as is received per Share in the Offer.

                   The Offer is conditioned upon, among other things (i) there having been validly tendered and not properly withdrawn prior to the expiration date of the Offer that number of shares (the "Minimum Number of Shares") which, together with the 805,000 Shares owned by Eaton, would represent a majority of all outstanding Shares on a fully diluted basis on the date of purchase, without giving effect to any dilution that might arise from exercise of the Rights (the "Minimum Tender Condi-tion"); (ii) the Rights having been redeemed by the Board of Directors of the Company or the Purchaser being satisfied, in its sole discretion, that the Rights have been invalidated or are otherwise inapplicable to the Offer and the Merger (the "Rights Condition"); (iii) the Purchaser being satisfied, in its sole discretion, that the provisions of Chapter 7A ("Chap-ter 7A") of the Michigan Business Corporation Act (the "MBCA") are inapplicable to the Merger and the acquisition of Shares pursuant to the Offer, or the Merger having been approved pur-suant to Chapter 7A (the "Business Combination Condition"); and
         (iv) the Purchaser being satisfied, in its sole discretion, that the provisions of Chapter 7B of the MBCA are inapplicable to the acquisition of Shares pursuant to the Offer (the "Con-trol Share Condition"). In addition, the MBCA requires any plan of merger which is to be submitted to a Michigan corporation's shareholders for a vote to be first adopted by such corporation's directors.

                   All Eaton Nominees support the Offer and the Merger and if elected will, subject to their fiduciary responsibili-ties as Directors of the Company, seek to cause the Company to take all steps necessary to permit the Offer and the Merger to proceed, including without limitation redeeming or otherwise making inapplicable to the Offer and the Merger the Rights for the purpose of satisfying the Rights Condition; if necessary, adopting a resolution approving the Offer and the Merger under Chapter 7A of the MBCA for purposes of the Business Combination Condition; and, if necessary, adopting a by-law to provide that Chapter 7B of the MBCA will not apply to the acquisition of Shares pursuant to the Offer for the purpose of satisfying the Control Share Condition. However, all Eaton Nominees recognize the fiduciary responsibilities they would have as Directors of the Company if they are elected and therefore they would give







         due consideration to any bona fide acquisition proposals sub-mitted to the Company at a price higher than Eaton's proposal.

                   For information about the Rights Condition, the Busi-ness Combination Condition and the Control Share Condition, see "Terms and Conditions of the Offer" below.

                   As indicated under "Background of Proposed Acquisi-tion" below, the incumbent Company Directors have rejected Eaton's acquisition proposal, have determined that acquisition discussions with Eaton should cease and have advised Eaton that the Company is not for sale.

                   IF, LIKE US, YOU BELIEVE THAT YOU SHOULD HAVE THE OPPORTUNITY TO DECIDE THE FUTURE OF YOUR COMPANY AND THAT YOU SHOULD HAVE THE CHANCE TO RECEIVE NOT LESS THAN $11.00 PER SHARE FOR ALL OF YOUR SHARES, EATON URGES YOU TO VOTE YOUR WHITE ANNUAL MEETING PROXY CARD FOR EACH OF THE EATON NOMINEES. ALL OF THE EATON NOMINEES WILL SEEK TO GIVE ALL SHAREHOLDERS THE OPPORTUNITY TO SELL THEIR SHARES AT A PRICE OF NOT LESS THAN $11.00 PER SHARE.

                               --------------------


                              ELECTION OF DIRECTORS

                   According to publicly available information, the Com-pany currently has seven Directors, Francisco Edmir Bertolac-cini, Harold L. Bowman, David A. Brockway, C.E. Cheesbrough, Thomas C. Clarke, William N. Harper and Jose Roberto Morato, who serve for the term of one year. The term of each such Di-rector will expire at the Annual Meeting.

                   Eaton proposes that the Company's shareholders elect the Eaton Nominees as the Directors of the Company at the An-nual Meeting. The seven Eaton Nominees are listed below and have furnished the following information concerning their prin-cipal occupations or employment and certain other matters.
         Each Eaton Nominee, if elected, would hold office until the 1997 Annual Meeting of Shareholders and until a successor has been elected and qualified or until his earlier death, resigna-tion or removal. Although Eaton has no reason to believe that any of the Eaton Nominees will be unable to serve as Directors, if any one or more of the Eaton Nominees should not be avail-able for election, the persons named on the WHITE Annual Meet-ing proxy card have agreed to vote for the election of such other nominees as may be proposed by Eaton. Each Eaton Nominee has consented to being named in the proxy statement as a nomi-nee and has agreed to serve as a Director if elected. Unless otherwise indicated, the principal business address of the Eaton Nominees is c/o Eaton Corporation, Eaton Center, 1111 Superior Avenue, Cleveland, Ohio 44114.







                   The Eaton Nominees for Directors of the Company are:

                             Principal Occupation or
                             Employment During Last Five
                             Years and Other Directorships;
     Name, Age               Business Address
     ---------               ------------------------------

     Alan E. Best            Vice President - Truck
     Age 55                  Components Operations/North America of
                             Eaton, since January 1, 1995.

                             Vice President - Truck
                             Components Operations/Europe of Eaton from
                             September, 1990 until January 1, 1995.

                             Business Address:
                             -----------------

                             Eaton Corporation
                             P. O. Box 4013
                             Kalamazoo, Michigan  49003


     William E. Butler       Chairman of the Board of Eaton from
     Age 65                  September 1, 1995 to December 31, 1995.

                             Chairman and Chief Executive Officer of
                             Eaton from January 1, 1992 to September 1,
                             1995.

                             President and Chief Executive Officer of
                             Eaton from September 4, 1991 to January 1,
                             1992.

                             President and Chief Operating Officer of
                             Eaton from February 22, 1989 to September
                             4, 1991.

                             Mr. Butler is a director of Bearings, Inc., Ferro Corporation, Goodyear Tire & Rubber Company, Pitney Bowes Inc. and Zurn Indus-tries, Inc.


     John M. Carmont         Vice President and Treasurer of Eaton since
     Age 57                  December 1, 1981.


     Archie M. Frame         Retired since June, 1994.
     Age 71                  Advisor to the Board of Directors of Trans-
                             misiones y Equipos Mecanicos, S.A. de C.V., a manufacturer of truck transmissions, from May, 1990 to June, 1994.







                             Prior to May, 1990, Mr. Frame was an Eaton executive officer.


     LeMoyne G. Loseke       Retired since March, 1991. Prior to his
     Age 64                  retirement, Mr. Loseke was an executive
                             officer of Eaton.


     Thomas W. O'Boyle       Senior Vice President - Truck Components of
     Age 53                  Eaton since September 1, 1995.

                             Vice President - Truck Components
                             Operations/Worldwide of Eaton from Septem-ber, 1991 to September 1, 1995.

                             Vice President - Truck Components
                             Operations/North America of Eaton from
                             January, 1991 to September, 1991.


     John S. Rodewig         Retired since December 31, 1995.
     Age 62                  Executive of Eaton from August 31, 1995 to
                             December 31, 1995.

                             President and Chief Operating Officer -
                             Vehicle Components of Eaton from September
                             22, 1993 to August 31, 1995.

                             President and Chief Operating Officer of
                             Eaton from January 1, 1992 to September 22,
                             1993.

                             President-Elect and Chief Operating Officer of Eaton from September 4, 1991 to January 1, 1992.

                             Group Vice President of Eaton from January
                             1, 1991 to September 4, 1991.

                             Mr. Rodewig is a director of Hayes Wheels
                             International, Inc.


                   Election of the Eaton Nominees as Directors of the Company requires the affirmative vote of a plurality of the votes cast by holders of Shares represented in person or by proxy at the meeting and entitled to vote on the election of Directors, assuming a quorum is present or otherwise repre-sented at the Annual Meeting. Thus, only Shares that are voted in favor of a particular nominee will be counted toward such nominee's attaining a plurality of votes. Shares present at the meeting that are not voted for a particular nominee (in-cluding broker non-votes) and Shares present by proxy where the







         shareholder properly withheld authority to vote for such nomi-nee will not be counted toward such nominee's attainment of a plurality.

                   Eaton has agreed to pay each of the Eaton Nominees who is not presently an Eaton executive a one-time fee of $10,000 to stand for election to the Board of Directors of the Company. Eaton has agreed to indemnify each of the Eaton Nomi-nees against any expenses (including legal fees) arising out of participation in the proxy solicitation and, if elected, ser-vice on the Board of Directors of the Company.

                   According to the Company's public filings, if elected as Directors of the Company, the Eaton Nominees who are not employees of the Company would receive annual compensation of $14,000, plus $1,000 for each meeting of the Board attended, $500 for each committee meeting attended ($1,000 for the chair-man of a committee) and $300 for each telephonic meeting at-tended, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with such meetings. In addition, Eaton believes that upon election the Eaton Nominees will be covered by any officer and director indemnification and liability in-surance the Company may have. Eaton disclaims any responsibil-ity for the accuracy of the foregoing information.

                   The accompanying WHITE Annual Meeting proxy card will be voted at the Annual Meeting in accordance with your instruc-tions on such card. You may vote FOR the election of the Eaton Nominees as the Directors of the Company or withhold authority to vote for the election of the Eaton Nominees by marking the proper box on the WHITE Annual Meeting proxy card. You may also withhold your vote from any of the Eaton Nominees by writ-ing the name of such nominee in the space provided on the WHITE Annual Meeting proxy card. IF NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE SHARES REPRESENTED BY THE WHITE ANNUAL MEETING PROXY CARD FOR THE ELECTION OF ALL OF THE EATON NOMINEES PROVIDED THAT YOU HAVE SIGNED AND DATED THE PROXY CARD.

                   Eaton believes that it is in your best interest to elect the Eaton Nominees at the Annual Meeting. All Eaton Nominees are committed to giving each Company shareholder the opportunity to receive not less than $11.00 per Share for all of his or her Shares.

                   EATON STRONGLY RECOMMENDS A VOTE FOR THE ELECTION OF THE EATON NOMINEES.
                               --------------------










               OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING


         RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                   [As set forth in the Company Proxy Statement,] at the Annual Meeting, the shareholders will be asked to ratify the appointment by the Company's Board of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending December 31, 1996. Eaton intends to vote its Shares in favor of the proposal, but is making no recommendation to sharehold-ers as to how their Shares should be voted with respect to this proposal.

                   With respect to the ratification of the appointment of Price Waterhouse LLP as the Company's independent auditors, Eaton has no reason to believe that the failure to ratify such appointment will have any effect on the appointment of Price Waterhouse LLP by the Company's Board.

                   The accompanying WHITE Annual Meeting proxy card will be voted in accordance with your instruction on such card. You may vote for the ratification of the appointment of Price Wa-terhouse LLP or vote against, or abstain from voting on, the ratification of the appointment of Price Waterhouse LLP by marking the proper box on the WHITE Annual Meeting proxy card. IF NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DI-RECTION TO VOTE THE SHARES REPRESENTED BY THE WHITE ANNUAL MEETING PROXY CARD FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP PROVIDED THAT YOU HAVE SIGNED AND DATED THE PROXY CARD.


         OTHER PROPOSALS

                   Except as set forth above, Eaton is not aware of any proposals to be brought before the Annual Meeting. Should other proposals be brought before the Annual Meeting, the per-sons named on the WHITE Annual Meeting proxy card will abstain from voting on such proposals unless such proposals adversely affect the interests of Eaton as determined by Eaton in its sole discretion, in which event such persons will vote on such proposals at their discretion.

                               --------------------


                                VOTING PROCEDURES

                   With respect to each of the matters other than elec-tion of Directors described above that will be submitted to the shareholders for a vote, the affirmative vote of the holders of at least a majority of the votes cast by holders of the Shares represented in person or by proxy at the Annual Meeting and







         entitled to vote on the particular matter is required, assuming the presence of a quorum at the Annual Meeting. With respect to abstentions, the Shares are considered present at the Annual Meeting for the particular matter. Since abstentions are not votes cast for the matter, they will have no effect on the out-come of the vote. With respect to broker non-votes, the Shares are not considered present at the Annual Meeting for the par-ticular matter as to which the broker withheld authority. Con-sequently, broker non-votes are not counted in respect of the matter.

                               --------------------


                                 PROXY PROCEDURES

                   IN ORDER FOR YOUR VIEWS ON THE ABOVE-DESCRIBED PRO-POSALS (INCLUDING THE ELECTION OF THE EATON NOMINEES) TO BE REPRESENTED AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED WHITE ANNUAL MEETING PROXY CARD AND RETURN IT TO EATON, C/O GEORGESON & COMPANY INC., WALL STREET PLAZA, 88 PINE STREET, NEW YORK, NEW YORK 10005. IN THE ENCLOSED ENVELOPE IN TIME TO BE VOTED AT THE ANNUAL MEETING. EXECUTION OF THE WHITE ANNUAL MEETING PROXY CARD WILL NOT AFFECT YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND TO VOTE IN PERSON. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO EATON C/O GEORGESON, OR TO THE SECRETARY OF THE COMPANY, OR BY VOTING IN PERSON AT THE PARTICULAR MEETING. ONLY YOUR LATEST DATED PROXY FOR THE ANNUAL MEETING WILL COUNT.

                   Only holders of record as of the close of business on the Record Date will be entitled to vote. If you were a share-holder of record on the Record Date, you will retain your vot-ing rights for the Annual Meeting even if you sell such Shares after the Record Date. Accordingly, it is important that you vote the Shares held by you on the Record Date, or grant a proxy to vote such Shares on the WHITE Annual Meeting proxy card, even if you sell such Shares after the Record Date.

                   If any of your Shares are held in the name of a bro-kerage firm, bank, bank nominee or other institution on the Record Date, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the WHITE Annual Meeting proxy card.

                               --------------------


                        BACKGROUND OF ACQUISITION PROPOSAL

                   Prior to becoming a public company in 1994 pursuant to an initial public offering, the Company was a wholly owned







         subsidiary of Clark Equipment Company ("Clark"). In 1993, Clark approached Eaton to determine its interest in acquiring the Company. At that time, Eaton had a right of first refusal to purchase the common equity of the Company (as well as quotas of Equipamentos Clark Ltda., a Brazilian subsidiary of Clark). At that time Eaton decided it did not wish to pursue an acquisition of the Company on the terms offered by Clark and so informed Clark.

                   In November 1995, a senior executive of Eaton con-tacted F. Edmir Bertolaccini, Chairman and Chief Executive Officer of the Company, to schedule a meeting for the purpose of discussing the possibility of Eaton acquiring the Company. The meeting was scheduled for early December. The Company's legal and financial advisors then contacted Eaton and requested that Eaton and the Company enter into a confidentiality and standstill agreement as a prerequisite to the acquisition dis-cussions. Eaton and the Company were not able to reach an agreement with respect to the standstill provisions, which would have restricted Eaton's ability to make an unsolicited offer for the Company for a period of three years. Although Eaton was willing to accept standstill provisions, the Company refused to agree to Eaton's request for 20 days' advance notice and waiver of those provisions if the Company took certain ac-tions indicating that the Board of Directors of the Company was proceeding to sell the Company to a purchaser other than Eaton. As a result, the confidentiality and standstill agreement was not entered into and the scheduled meeting did not occur.

                   In early December 1995, two senior executives of Eaton contacted Mr. Bertolaccini. During the course of that conversation, the Eaton executives and Mr. Bertolaccini ex-pressed disappointment that the scheduled meeting had not oc-curred and agreed that representatives of Eaton should visit the Company's plant in Brazil and meet with the Company's op-erational management. In January 1996, representatives of Eaton visited the Company's plant in Brazil and met with mem-bers of the Company's management team and discussed various aspects of the Company's business.

                   In late January 1996, a senior executive of Eaton contacted Mr. Bertolaccini to schedule a meeting in the United States for the purpose of making an acquisition proposal to the Company. During the meeting, which took place on February 3, 1996 in Orlando, Florida, Mr. Bertolaccini and the Eaton exec-utive discussed various terms regarding the possible acquisi-tion, including the developments in the worldwide motor vehicle industry which made an acquisition by Eaton desirable and the importance of retaining the Company's management following such an acquisition. The Eaton executive indicated that Eaton was prepared to offer $10 per Share in cash for all Shares of the Company and also indicated that Eaton was prepared to consider improving the terms of its proposal once negotiations were com-menced. The Eaton executive requested that Mr. Bertolaccini







         present the proposal to the Company's Board of Directors. Mr.- Bertolaccini indicated that the Company's Board of Directors was unlikely to accept an offer at that price, but that he would nevertheless present the proposal to the Company's Board as requested.

                   On February 14, 1996, representatives of the Com-pany's legal and financial advisors telephoned the Eaton exec-utive who had met with Mr. Bertolaccini and indicated that the Company's Board of Directors was disappointed with the progress of the discussions and that the $10 per Share offer price was not a basis for further discussions. Also on February 14, 1996, two senior executives of Eaton telephoned Mr. Bertolaccini to express disappointment with respect to the telephone call one of them had received that day from repre-sentatives of the Company's legal and financial advisors.

                   On February 28, 1996, two senior executives of Eaton telephoned Mr. Bertolaccini and again expressed Eaton's inter-est in negotiating an acquisition of the Company by Eaton at $10 per Share, informed Mr. Bertolaccini that Eaton's board of directors had authorized such transaction at a meeting held earlier that day and requested that Eaton's proposal be pre-sented to the Company's Board. Mr. Bertolaccini indicated that he would present the proposal to the Company's Board as re-quested.

                   On March 8, 1996, a representative of the Company's financial advisor telephoned a representative of Eaton's finan-cial advisor and stated that the Board of Directors of the Com-pany had met and had determined to reject pursuing an acquisi-tion by Eaton at $10 per Share, and had determined that the Company was not for sale and that acquisition discussions should cease.

                   On March 13, 1996, Eaton sent the following letter (the "March 13 Letter") to the Company and Eaton also issued a press release publicly disclosing such letter:

              March 13, 1996

              Mr. F. Edmir Bertolaccini
              Chairman and Chief Executive Officer
              CAPCO Automotive Products Corporation
              Rua Clark, 2061
              P.O. Box 304
              13279-400 Valinhos
              Sao Paulo, Brazil

              Dear Mr. Bertolaccini:

                   As you are aware, we have expressed to you on a num-
              ber of occasions over the past several months Eaton Corpo-ration's strong interest in acquiring CAPCO Automotive







              Products Corporation. The logic of such a business combi-nation is compelling.

                   First, Eaton and CAPCO present an excellent business
              fit from the standpoint of product lines, manufacturing capability, geographic coverage, and developments in the worldwide motor vehicle industry. Vehicle manufacturers are increasingly seeking Tier 1 suppliers capable of part-nering with the OEMs to provide products and services on a worldwide basis. Even suppliers such as CAPCO, with your excellent regional manufacturing base and talented manage-ment, will be at a serious and increasing disadvantage as the trend to global consolidation continues. Combined with Eaton, however, CAPCO would have access to the re-sources, scale and global automotive presence necessary to succeed in an era of increasingly pervasive global com-petition. Together, we could realize significant opportu-nities for expansion within Brazil, in the rest of the Mercosul trade area, and throughout the world.

                   Second, our companies have had a long history of wor-
              king together successfully. CAPCO's sales to Eaton as contract manufacturer of medium duty mechanical transmis-sions under our sales and technology licensing arrange-ments represent approximately 40% of CAPCO's revenues. CAPCO has been an excellent supplier to Eaton and, we trust, it has been a successful relationship for you as well. The relationship has been well-suited to address the marketplace of the past ten years.

                   Moving forward, Eaton believes there are significant
              advantages to our having control of all of the elements required for competitive success in this important product line. We believe that the best approach to take full ad-vantage of the new opportunities for the business in the industrializing world is to combine our technological and manufacturing capabilities and focus our joint resources on the worldwide market potential.

                   Third, Eaton and CAPCO are an extraordinarily good
              fit from the perspectives of management and business phi-losophy. We share a common heritage of operating excel-lence. Your management has performed extremely well in meeting the varied and difficult challenges facing your business -- whether due to the cyclicality of the automo-tive business, the special circumstances of operating in Brazil, or the loss of revenues associated with cessation of Chevette production. You and your management team have shown resourcefulness and creativity in meeting these and other challenges, and have compiled a track record of per-formance of which you can be justifiably proud. As we have tried to make clear, the quality of CAPCO's manage-ment and employees is a major part of Eaton's interest in the company.







                   Our sales in Brazil last year reached about $200 mil-
              lion. Brazil is a market of strategic importance to Eaton, both as a production source to satisfy worldwide demand and as a growing market for our products. Togeth-er, sales of Eaton and CAPCO this year could reach well over $300 million. Combined, our businesses would provide an extraordinary foundation for profitable growth in Bra-zil and Latin America.

                   As you know, Eaton strongly desires to complete a
              negotiated merger with CAPCO. Such a merger will provide great benefits for both of our businesses, our employees, our customers and suppliers, and the communities that we serve.

                   Therefore, I am making the following proposal which
              has been approved by the Board of Directors of Eaton and is hereby submitted to the Board of Directors of CAPCO.

                   1. Price. We propose to acquire CAPCO in a trans-action in which all shareholders will receive $11 per share in cash. We believe that $11 per share is a compelling price, representing about a 55% premium above the average closing price of the past 30 trading days. It fairly reflects the benefits we envision from the combination of our businesses, and will be financed from avail-able internal cash sources. The transaction we are proposing has no significant contingencies and can be completed very quickly.

                   2. Continuity of Management. We propose to offer all of CAPCO's management the opportunity to continue in their current positions, consistent with the discussions between our companies.

                   We strongly desire the support of CAPCO's management
              in this matter and hope that our proposal will receive the prompt approval of CAPCO's Board of Directors. Of course, we would expect CAPCO to remain exempt from Michigan's anti-takeover statutes and to render its "Shareholder Rights Plan" inapplicable to this transaction.

                   After several months of cordial discussions concern-
              ing a negotiated acquisition, we are extremely disappoint-ed by the recent refusal of your Board to allow Eaton to continue these discussions with you. This is particularly so in light of our repeatedly expressed willingness to negotiate terms of a business combination which are mutu-ally beneficial to your shareholders and ours.

                   Thus, we have been left without any reasonable option
              other than to proceed as we are now doing. Accordingly, we are today announcing our proposal publicly so that all







              shareholders of CAPCO are made aware of it. In addition, we will shortly be providing you notice nominating a full slate for election as CAPCO directors at CAPCO's May 14, 1996 annual meeting of shareholders. You should also know that Eaton now owns approximately 7.3% of the outstanding common stock of CAPCO Automotive Products Corporation. While we would very much prefer to negotiate a merger sup-ported by your Board, we reserve the right to go directly to your shareholders with a cash offer for CAPCO.

                   Our objective is to work with you in a professional
              and constructive manner to complete this transaction so that its full potential can be realized and the best in-terests of all of our shareholders can be served. I am available to discuss these important matters with you at any time. Clearly, this situation has the highest prior-ity for all of us at Eaton, and we look forward to hearing from you soon.

              Sincerely,

              /s/  Stephen R. Hardis
                   Stephen R. Hardis
                   Chairman and Chief Executive Officer

              xc:  Board of Directors of CAPCO
                   Automotive Products Corporation

                   Also on March 13, 1996, a senior executive of Eaton telephoned Mr. Bertolaccini to inform him of Eaton's proposal.

                   On March 13, 1996, Eaton commenced litigation against the Company and its Directors in the federal district court in the Eastern District of Michigan in connection with Eaton's proposal set forth in the March 13 Letter. Eaton's litigation seeks both declaratory and injunctive relief. Eaton's com-plaint seeks to require the Company to redeem the Rights and to prevent the Company from changing the May 14, 1996 date for its annual meeting of shareholders or the March 20 record date for that meeting, and requests the court to declare that the Compa-ny is not subject to the provisions of certain Michigan anti-takeover statutes. The Eaton complaint also seeks to prevent the Company from acting to become covered by these statutes. The foregoing description of the litigation and the press re-lease is qualified in its entirety by reference to Exhibits
         (a)(8) and (g) to the Schedule 14D-1 filed by Eaton and the Purchaser on March 19, 1996 with the Commission (the
         "Schedule 14D-1")

                   On March 13, 1996, Eaton delivered a notice to the Company nominating seven individuals for election as Directors at the Company's annual meeting of shareholders scheduled for May 14, 1996. On March 14, 1996, Cede & Co., at the request of Eaton, delivered a similar notice to the Company (the Eaton







         notice and the Cede & Co. notice, collectively, the "Nomination Notices"). In the Nomination Notices, Eaton stated that all of its nominees were committed to supporting the proposal made by Eaton to acquire the Company in a transaction pursuant to which the Company's shareholders will receive $11.00 per share in cash. Following the filing of these preliminary solicitation materials with the Commission, Eaton intends to solicit proxies from the Company's shareholders for the purpose of electing to the Board of Directors of the Company the director candidates nominated by Eaton in order to insure that the Company's Board of Directors will take all such actions necessary or appropri-ate (subject to such Directors' fiduciary duties) to approve and effectuate the consummation of a business combination be-tween Eaton and the Company, including, among other things, taking action to execute an agreement and plan of merger.

                   On March 14, 1996, Eaton's Chairman and Chief Executive Officer telephoned Mr. Bertolaccini, and during the course of such call he referred to the proposal set forth in the March 13 Letter and expressed Eaton's preference for a friendly negotiated acquisition of the Company. Mr. Bertolaccini expressed the belief that the present was not the best time to sell the Company in light of his view of the Com-pany's future prospects.

                   On March 14, 1996, the Company issued a press re-lease, the text of which is as follows:

                   South Bend, IN. -- March 14, 1996 -- CAPCO Automotive
              Products Corporation (CAB) announced today that its Board of Directors will meet late next week to consider the pro-posal to acquire the company made by Eaton Corporation in the March 13th letter from Eaton's Chairman to Mr. Berto-laccini. CS First Boston has been retained by CAPCO to review the proposal. Harold Bowman, a member of the Board and Chairman of CAPCO's Governance Committee (a committee of independent directors) stated, "We understand why the proposal is attractive to Eaton. It appears Eaton is act-ing opportunistically to acquire CAPCO while the Brazilian market is in a temporary downturn and the Company is in a period of transition."

                   On March 18, 1996, Eaton announced that it would be commencing the Offer. In addition, Eaton also said that it in-tends to acquire in the Merger any Shares not purchased in the Offer. A copy of the press release issued by Eaton is filed as Exhibit (a)(9) to the Schedule 14D-1 and is incorporated herein by reference. Also on March 18, 1996, concurrently with the issuance of Eaton's announcement, a senior executive of Eaton contacted Mr. Bertolaccini to apprise him of the announcement.

                   On March 19, 1996, the Purchaser commenced the Offer. Also on that date Eaton sent a letter to the Company requesting that the Board make the Rights inapplicable to the Offer and







         sent separate letters requesting the Company's shareholder list and security position listings and other information pursuant to the federal securities laws and Michigan law.

                   On March 21, 1996, Eaton filed preliminary proxy materials with the Commission.

                   Eaton currently beneficially owns an aggregate of 805,000 Shares, representing approximately 7.3% of the 11,061,350 Shares reported by the Company as outstanding at November 1, 1995. Such Shares were acquired by Eaton in the transactions described in Schedule II.

                   See Schedule II for a description of the existing business relationship between Eaton and the Company.

                   Eaton intends to continue to seek the opportunity to negotiate with the Company with respect to its acquisition pro-posal. If such negotiations result in a definitive merger agreement between the Company and Eaton, such negotiations could result in termination of this proxy solicitation. As indicated elsewhere in this Proxy Statement, if elected, the Eaton Nominees will, subject to their fiduciary responsibili-ties as Directors of the Company, seek to cause the Company to take all steps necessary to permit the Offer and the Merger to be consummated, including without limitation redeeming or oth-erwise making inapplicable to the Offer and the Merger the Rights; if necessary, adopting a resolution approving the Offer and the Merger for purposes of satisfying the Business Combina-tion Condition; and, if necessary, adopting a by-law to provide that Chapter 7B of the MBCA does not apply to the acquisition of Shares pursuant to the Offer for purposes of satisfying the Control Share Condition. However, all Eaton Nominees recognize the fiduciary responsibilities they would have as Directors of the Company if they are elected and therefore they would give due consideration to any bona fide acquisition proposals sub-mitted to the Company at a price higher than the price to be paid in the Offer.

                   Although Eaton and the Purchaser do not presently intend, in the event the Eaton Nominees are elected, to alter the terms of the Offer, it is possible that, depending on the facts and circumstances existing at the time, the terms of the Offer might be altered in one or more respects. If Eaton and the Purchaser should withdraw or materially amend the terms of the Offer prior to the Annual Meeting, the Purchaser will dis-seminate such information regarding such changes to the Company shareholders as soon as practicable prior to the Annual Meeting.

                               --------------------








                        TERMS AND CONDITIONS OF THE OFFER

                   On March 19, 1996, the Purchaser commenced the Offer. As stated in the Offer to Purchase, the purpose of the Offer is to acquire control of, and the entire equity interest in, the Company and the Purchaser currently intends, as soon as practi-cable following consummation of the Offer, to seek to have the Company consummate the Merger.

                   The Offer is conditioned, among other things, upon the following:

                   (1) The Minimum Condition. There must be validly tendered and not properly withdrawn prior to the expira-tion date of the Offer the Minimum Number of Shares.


                   (2) The Rights Condition. Under the Rights Condi-tion, the Offer is conditioned upon the Rights having been redeemed by the Company's Board, or the Purchaser must be satisfied, in its sole discretion, that the Rights have been invalidated or otherwise are inapplicable to the Of-fer and the Merger.

                   According to the Rights Agreement as filed by the
              Company as an exhibit to the Company's registration state-ment on Form S-1 filed in connection with the Company's initial public offering (the "Company's S-1"), in the event that a person becomes the beneficial owner of 20% or more of the then outstanding Shares (the "Flip-In Event"), each holder of a Right will thereafter have the right to purchase, upon exercise thereof at a price subject to adjustment of $77.50 per Right (the "Purchase Price"), a number of
              Shares which have a market value of two times the Purchase Price or, with the permission of the Company, to surrender such Rights in exchange for Shares having a market value of half of the Purchase Price. In the event that at any time following the Stock Acquisition Date (as hereinafter defined) of a public announcement that a person, entity or group of affiliated or associated persons, has become an Acquiring Person (as hereinafter defined), the Company is involved in a merger or other business combination trans-action in which it is not the continuing or surviving cor-poration, or the Company is the surviving entity and all or part of the Shares are exchanged for stock or other securities of another entity or for cash, or 50% or more of the Company's assets or earning power is sold or trans-ferred, each holder of a Right will thereafter have the right to purchase, upon the exercise thereof at the Pur-chase Price, common stock of the acquiring company which has a market value of two times the Purchase Price (the "Flip-Over"). Following a Flip-In Event or Flip-Over, any








              Rights beneficially owned by an Acquiring Person or af-filiates or associates of any Acquiring Person will im-mediately become null and void. However, the Flip-In Event would not be triggered if the acquisition of Shares which would cause an Acquiring Person to become such was pursuant to a tender or exchange offer for all outstanding Shares at a price and on terms which, after receiving ad-vice from one or more investment banking firms, the major-ity of the non-officer Directors of the Company who are not affiliated with an Acquiring Person determines to be fair to its shareholder and otherwise in the best inter-ests of the Company and its shareholders.

                   At any time prior to the Stock Acquisition Date, the
              Company may redeem the Rights in whole but not in part at a price (the "Redemption Price") of $0.01 per Right, sub-ject to adjustment. The concurrence of a majority of the Continuing Directors (as defined below) is required to redeem the Rights if authorization for such redemption occurs (i) on or after a time a person becomes an Acquir-ing Person or (ii) on or after the date of a change (re-sulting from a proxy or consent solicitation) in a major-ity of the directors in office at the commencement of such solicitation if any person who is a participant in such solicitation, or any of its affiliates or associates, is or might become an Acquiring Person or which would cause a Flip-in Event or a Flip-Over unless, concurrent with such solicitation, such person (or one or more of its affili-ates or associates) is making a cash tender offer for all Shares not beneficially owned by such person (or by its affiliates and associates) (the "Cash Tender Offer Excep-tion"). The term "Continuing Director" means any member of the Company's Board of Directors who was a member of the Board prior to the date of the Rights Agreement or has been subsequently elected to the Board if such person was recommended or approved by a majority of the Continuing Directors, but does not include an Acquiring Person, any affiliate or associate thereof or any representative of any of the foregoing persons. Because the Purchaser is making a cash tender offer for all outstanding Shares, the Purchaser believes that the Cash Tender Offer Exception applies to the Offer and thus the redemption of the Rights following the election of the Eaton Nominees to the Board of Directors of the Company will not require the concurrence of a majority of the Continuing Directors.

                   Initially, Rights are attached to all certificates
              representing Shares outstanding and no separate certifi-cates representing Rights are distributed. The Rights will separate from the Shares and a "Distribution Date" for the Rights will occur upon the earlier of (i) the 10th day after the public announcement (the date of such public announcement being referred to as, the "Stock Acquisition Date") that a person or group of affiliated or associated







              persons (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any of its subsidiaries or any of the specified exempt per-
              sons) has acquired beneficial ownership of 20% or more of the outstanding Shares (an "Acquiring Person") and (ii) the 10th business day after (or such later date as may be determined by the Board) the commencement of a tender of-fer or exchange offer that would result in a person ben-eficially owning 20% or more of the outstanding Shares. Until the Distribution Date, the Rights will be trans-ferred with and only with the Shares. Until the Distribu-tion Date, the surrender for transfer of any of the cer-tificates representing Shares (the "Share Certificates") will also constitute the surrender for transfer of the Rights associated with the Shares represented by such Share Certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of Shares as of the close of business on the Distribution Date. As of and after the Distribution Date, such separate Rights Certificates alone will evidence the Rights.

                   The foregoing description of the Rights Agreement is
              qualified in its entirety by reference to the Rights Agreement filed as an exhibit to the Company's S-1.

                   Eaton believes that currently the Rights are not ex-
              ercisable, Rights Certificates have not been issued and the Rights are evidenced by the Share Certificates. Eaton believes that under the Rights Agreement, as a result of the commencement of the Offer, the Distribution Date will be as early as April 2, 1996, unless prior to that date the Company's Board of Directors defers the Distribution Date, redeems the Rights or amends the Rights Agreement to make the Rights inapplicable to the Offer and the Merger. Eaton and the Purchaser by letter dated March 19, 1996, requested that the Board of Directors of the Company (i) cause the Company to redeem all but not less than all of the outstanding Rights pursuant to the terms of the Rights Agreement or (ii) take all actions under the Rights Agree-ment necessary to make the Rights inapplicable to the Of-fer and the Merger.

                   If elected, the Eaton Nominees will, subject to their
              fiduciary responsibilities, take action to redeem the Rights or take such other action to invalidate the Rights or otherwise make the Rights inapplicable to the Offer and the Merger.

                   Eaton has commenced litigation against the Company
              and its Directors in the United States District Court for the Eastern District of Michigan, Southern Division,







              seeking, among other things, an order requiring the Board of Directors of the Company to redeem the Rights.

                   (3) The Business Combination Condition. The Offer is conditioned upon the Purchaser being satisfied, in its sole discretion, that the provisions of Chapter 7A are inapplicable to the Merger and the acquisition of Shares pursuant to the Offer, or the Merger having been approved pursuant to Chapter 7A.

                   Chapter 7A provides, in general, that in order for a
              Michigan corporation to enter into a Business Combination (defined as a variety of transactions, including merger) with an "Interested Shareholder" (as defined below) there must be an advisory statement from the board of directors and the Business Combination must be approved by a vote of at least 90% of the votes of each class of the corpora-tion's shares entitled to vote and by at least two-thirds of the votes of each class entitled to vote, excluding the shares beneficially owned by the Interested Shareholder (the "Chapter 7A Voting Requirements"). The Chapter 7A Voting Requirements will not apply to a Business Combina-tion if, among other things, prior to the date any person becomes an Interested Shareholder, the board of directors of the corporation approves the Business Combination (either specifically, generally, or by type). Except as specified in Chapter 7A, an "Interested Shareholder" is defined therein to mean any person who: (a) is the bene-ficial owner of 10% of more of the voting power of the outstanding voting stock of the corporation, or (b) is an affiliate of the corporation and was the beneficial owner of 10% or more of the voting power of the outstanding vot-ing stock of the corporation at any time within two years immediately prior to the relevant date.

                   The Chapter 7A Voting Requirements do not apply to
              any Business Combination of a corporation, such as the Company, which had an Interested Shareholder on the effec-tive date of the chapter, whether or not such Business Combination is with such Interested Shareholder. The board of directors of any such corporation may, however, elect, in whole or in part, to subject a Business Combina-tion to the Chapter 7A Voting Requirements. Any such election can be altered or repealed only by an amendment to the corporation's articles of incorporation adopted by the shareholders in accordance with the Chapter 7A Voting Requirements.

                   In addition, the Chapter 7A Voting Requirements will
              not apply to a Business Combination if five years have passed from the date the Interested Shareholder became such, and if, among other things, certain fair price tests are satisfied and the consideration received by the share-holders in connection with such Business Combination is







              either cash or in the form paid by the Interested Share-holder for shares of the same class or series of stock.

                   The Purchaser and Eaton believe that Chapter 7A does
              not apply to the Company because the Company had an Inter-ested Shareholder on the effective date of the chapter. The Company's prospectus dated May 6, 1994 for the initial public offering of the Shares (the "IPO Prospectus") states that the Company has not elected to be subject to Chapter 7A (or Chapter 7B, discussed below) and indicates that the Company's Board of Directors may elect to be sub-ject to such Chapters at any time without further share-holder approval, although the Company has no current in-tention to do so.

                   Eaton has commenced litigation against the Company
              and its Directors in the United States District Court for the Eastern District of Michigan, Southern Division, seek-ing, among other things, an order that any action by the Board of Directors of the Company to cause the Company to become subject to Chapter 7A would constitute a breach of fiduciary duty to the Company's shareholders and an in-junction against enforcement by the defendants of Chapter 7A.

                   If elected, the Eaton Nominees will, subject to their
              fiduciary responsibilities, take action to approve the Offer and the Merger if necessary in order to satisfy the Business Combination Condition.

                   (4) The Control Share Condition. The Offer is con-ditioned upon the Purchaser being satisfied, in its sole discretion, that the provisions of Chapter 7B are inap-plicable to the acquisition of Shares pursuant to the Of-fer.

                   Chapter 7B provides, in general, that shares of an
              Issuing Public Corporation (which is defined as any corpo-ration organized under the laws of Michigan which has (a) at least 100 shareholders of record; (b) its principal place of business, principal office or substantial assets in Michigan; and (c) at least one of the following: (1) more than 10% of its shareholders resident in Michigan,
              (2) more than 10% of its shares owned of record by Michigan residents, or (3) at least 10,000 shareholders resident in Michigan) acquired in a Control Share Acquisi-tion will only have such voting rights as are conferred in a resolution approved by both (x) a majority of the votes cast by holders of shares entitled to vote and a majority of the votes cast by holders of shares of each class or series entitled to vote and a majority of the votes cast by the holders of shares of each class or series entitled to vote, excluding the "Interested Shares." The Issuing







              Public Corporation may, before any such control share acquisition, elect not to be governed by this chapter by adopting an amendment to the Issuing Public Corporation's articles of incorporation or by-laws.

              "Control Share Acquisition" means, in general, the acquisition (other than pursuant to a merger or share exchange agreement to which the Issuing Public Corporation is a party), directly or indirectly, by any person of ownership of or the power to direct the voting with respect to, issued and out-standing "Control Shares" of an Issuing Public Corporation, and all acquisitions of shares or the power to direct the voting of shares within a 90-day period are considered to be the same acquisition. "Control Shares" are shares which (but for the provisions of the statute) would have voting rights and which, when added to all other shares of such Issuing Public Corpora-tion owned by such person or in respect of which that person may direct the voting, would entitle such person, upon acquisi-tion of such shares, to vote or direct the voting power of the corporation in the election of directors within any of the following ranges of such voting powers: (i) one-fifth or more but less than one-third of all voting power; (ii) one-third or more but less than a majority of all voting power; or (iii) a majority of all voting power. "Interested Shares" means shares of an Issuing Public Corporation that are entitled to vote upon the grant of voting rights to Control Shares and the voting power of which may be exercised by an acquiring person or member of a group with respect to a Control Share Acquisition, any officer of the Issuing Public Corporation or any employee of the Issuing Public Corporation who is also a director of such corporation.

              The Purchaser and Parent do not believe that the Company is an Issuing Public Corporation since neither its principal place of business or its principal office nor, based on the Company's publicly available information, are substantial as-sets located in Michigan. Further, the Company may not satisfy the eligibility requirements of Chapter 7B relating to share ownership by Michigan residents; the Purchaser does not as of the date hereof have information sufficient to determine whether such eligibility requirements would be satisfied.

                   Parent has commenced litigation against the Company and its Directors in the United States District Court for the Eastern District of Michigan, Southern Division, seeking, among other things, an order that Chapter 7B does not apply to the Company or that its application to the Company would be uncon-stitutional, and seeking an injunction against enforcing Chap-ter 7B.







                   The foregoing summaries of Chapter 7A and Chapter 7B do not purport to be complete and are qualified in their entirety by reference to the provisions of Chapter 7A and Chapter 7B.

                   The Offer is also subject to the other terms and con-ditions which are described in the Offer to Purchase and the related letter of transmittal, copies of which are available from Georgeson at the addresses and telephone numbers set forth on the back cover of this Proxy Statement. Eaton urges you to obtain a copy of the Offer to Purchase, the letter of transmit-tal and other Offer documents. This Proxy Statement is neither a request for the tender of Shares nor an offer with respect thereto. The Offer is being made only by means of the Offer to Purchase and the related letter of transmittal.

                   IF ELECTED, THE EATON NOMINEES WILL SEEK TO CAUSE THE COMPANY TO TAKE ALL STEPS NECESSARY, INCLUDING THE ACTIONS SPECIFIED ABOVE, TO PERMIT THE OFFER AND THE MERGER TO PROCEED, SUBJECT TO THEIR FIDUCIARY RESPONSIBILITIES AS DIRECTORS OF THE COMPANY TO GIVE DUE CONSIDERATION TO ANY BONA FIDE ACQUISITION PROPOSAL AT A PRICE HIGHER THAN THE PRICE TO BE PAID IN THE OFFER.

                               --------------------


                             SOLICITATION OF PROXIES

                   Proxies may be solicited by mail, advertisement, telephone or telecopier and in person. Solicitations may be made by directors, officers, investor relations personnel and other employees of Eaton, none of whom will receive additional compensation for such solicitations, and by the Eaton Nominees. Eaton will request banks, brokerage houses and other custodi-ans, nominees and fiduciaries to forward all of its solicita-tion materials to the beneficial owners of the Shares they hold of record. Eaton will reimburse these record holders for cus-tomary clerical and mailing expenses incurred by them in for-warding these materials to their customers.

                   Eaton has retained Georgeson for solicitation and advisory services in connection with the solicitation, for which Georgeson is to receive a fee not to exceed $100,000, together with reimbursement for its reasonable out-of-pocket expenses. Georgeson will solicit proxies for the Annual Meet-ing from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that Georgeson will employ approximately 75 persons to solicit shareholders for the Annual Meeting. Georgeson is also acting as Information Agent in connection with the Offer, and in such capacity will receive a reasonable and customary fee as well as reimbursement of reasonable out-of-pocket expenses.







                   Smith Barney Inc. ("Smith Barney") is acting as dealer manager in connection with the Offer and as Eaton's fi-nancial advisor in connection with the proposed acquisition of the Company. Eaton has agreed to pay Smith Barney a retainer fee of $150,000 (the "Retainer Fee"), and an additional fee (the "Transaction Fee") payable upon consummation of an acqui-sition transaction between the Company and Eaton, including without limitation consummation of the Offer. The Retainer Fee will be credited against the Transaction Fee. The terms of Smith Barney's engagement provide for certain expense reim-bursement and the indemnification of Smith Barney and certain related persons and entities against certain liabilities in connection with its engagement including certain liabilities under the federal securities laws. Smith Barney may from time to time render various financial advisory, and investment bank-ing services to Eaton and its affiliates for which it would be paid customary fees. In connection with Smith Barney's engage-ment as financial advisor, Eaton anticipates that employees of Smith Barney may communicate in person, by telephone or other-wise with a limited number of institutions, brokers or other persons who are Company shareholders for the purpose of assist-ing in the solicitation of proxies for the Annual Meeting. Smith Barney will not receive any additional fee for or in con-nection with such activities apart from the fees which it is otherwise entitled to receive as described above.

                   The entire expense of soliciting proxies for the An-nual Meeting is being borne by Eaton. Eaton will not seek re-imbursement for such expenses from the Company. Costs inci-dental to these solicitations of proxies include expenditures for printing, postage, legal, public relations, soliciting, advertising and related expenses and are expected to be ap-
         proximately $[     ] in addition to the fees of Smith Barney
         described above. Total costs incurred to date in furtherance of or in connection with these solicitations of proxies are
         approximately $[     ].

                               --------------------


                                OTHER INFORMATION

                   The Purchaser was organized in connection with the Offer and has not carried on any activities to date other than those incident to its formation and the commencement of the Offer.

                   Eaton is an Ohio corporation. Eaton is a global manufacturer of highly engineered products which serve vehicle, industrial, construction, commercial and aerospace markets. Principal products include truck transmissions and axles, en-gine components, hydraulic products, electrical power distribu-tion and control equipment, ion implanters and a wide variety of controls.







                   Certain information about the directors and executive officers of Eaton and certain employees and other representa-tives of Eaton and the Purchaser who may also assist Georgeson in soliciting proxies is set forth in the attached Schedule I.
         Schedule II sets forth certain information relating to Shares owned by Eaton, such individuals and the Eaton Nominees and certain transactions between any of them or Eaton and the Com-pany. Certain information regarding Shares held by the Company's Directors, nominees, management and 5% shareholders is contained in the Company Proxy Statement and is incorporated herein by reference.

                   Eaton assumes no responsibility for the accuracy or completeness of any information contained herein which is based on, or incorporated by reference to, the Company's Proxy State-ment.

                   PLEASE INDICATE YOUR SUPPORT OF THE EATON NOMINEES BY COMPLETING, SIGNING AND DATING THE ENCLOSED WHITE ANNUAL MEET-ING PROXY CARD AND RETURNING IT PROMPTLY TO EATON, C/O GEORGE-SON & COMPANY INC., WALL STREET PLAZA, 88 PINE STREET, NEW YORK, NEW YORK 10005 IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF THE ENVELOPE IS MAILED IN THE UNITED STATES.


                                            EATON CORPORATION




         March [--], 1996





















                                                              SCHEDULE I

                       DIRECTORS AND EXECUTIVE OFFICERS OF
                             EATON AND THE PURCHASER

              1. DIRECTORS AND EXECUTIVE OFFICERS OF EATON. The name, business address, present principal occupation or employment and five-year employment history of each of the directors and executive officers of Eaton are set forth below. Unless other-wise indicated, the business address of each such director and each such executive officer is 1111 Superior Avenue, Cleveland, Ohio 44114. Unless otherwise indicated below, each occupation set forth opposite an individual's name refers to employment with Eaton. Except as indicated below, all directors and ex-ecutive officers listed below are citizens of the United States. The information below is as of March 20, 1996.


                                    DIRECTORS

                                      POSITION WITH EATON; PRINCIPAL
                                     OCCUPATION OR EMPLOYMENT; 5-YEAR
         NAME; AGE                 EMPLOYMENT HISTORY; BUSINESS ADDRESS
         ---------                -------------------------------------

         NEIL A. ARMSTRONG, 65     DIRECTOR SINCE 1981.  Former Chairman
                                   of Computing Technologies for Avia-
                                   tion, Inc., a computer systems com-
                                   pany, a position he held from 1982
                                   until 1992.  He is a director of Cin-
                                   cinnati Milacron, Inc., Cinergy
                                   Corp., RMI Titanium Co., Thiokol Cor-
                                   poration and USX Corporation.

         ERNIE GREEN, 57           DIRECTOR SINCE 1995.  Founder, Presi-
                                   dent and Chief Executive Officer of
                                   EGI, Inc., a manufacturer of auto-
                                   motive components.  The business ad-
                                   dress of EGI, Inc. is 1785 Big Hill
                                   Road, Dayton, Ohio 45439.  He is also
                                   President of Florida Production Engi-
                                   neering, Inc., a subsidiary of EGI.
                                   He is a director of Acordia, Inc.,
                                   Bank One, Dayton, N.A., DPL Inc. and
                                   Duriron Company, Inc.

         A. WILLIAM REYNOLDS, 62   DIRECTOR SINCE 1987.  Chief Executive
                                   Officer of Old Mill Group, a private
                                   investment firm.  The business ad-
                                   dress of Old Mill Group is 1696 Geor-
                                   getown Road, Unit E, Hudson, Ohio
                                   44236.  Former Chairman of GenCorp
                                   Inc., a technology-based company with
                                   positions in aerospace, automotive
                                   and polymer products.  Mr. Reynolds'
                                   association with GenCorp began in
                                   September, 1984, as President and





                                   Chief Operating Officer.  He was
                                   Chief Executive Officer from August,
                                   1985 to July, 1994 and served as
                                   Chairman from January, 1987 through
                                   March, 1995.  Mr. Reynolds is a di-
                                   rector of Boise Cascade Corporation,
                                   Boise Cascade Office Products Corp.
                                   and Stant Corp. and Chairman of the
                                   Federal Reserve Bank of Cleveland.

         CHARLES E. HUGEL, 67      DIRECTOR SINCE 1978.  Former Chairman
                                   and Chief Executive Officer of Com-
                                   bustion Engineering, Inc., a provider
                                   of products and services for the
                                   power, process, automation, envi-
                                   ronmental control and other markets.
                                   Mr. Hugel became President and Chief
                                   Executive Officer of Combustion Engi-
                                   neering, Inc., in April, 1984 and
                                   Chairman and Chief Executive Officer
                                   in July, 1988.  He was Chairman of
                                   Asea Brown Boveri Inc. from January,
                                   1990 to February, 1991 and, until his
                                   retirement in December, 1991, was
                                   advisor to the Chief Executive Of-
                                   ficer.  Mr. Hugel is a director of
                                   Pitney Bowes Inc.

         JOHN R. MILLER, 58        DIRECTOR SINCE 1985.  President and
                                   Chief Executive Officer of TBN Hold-
                                   ings Inc., an environmental company
                                   engaged primarily in the resource re-
                                   covery and recycling business.  The
                                   business address of TBN Holdings Inc.
                                   is Lander Center, Suite 110, 3550
                                   Lander Road, Pepper Pike, Ohio 44124.
                                   He was President, Chief Operating
                                   Officer and a director of The Stan-
                                   dard Oil Company from August, 1980
                                   through March, 1986.  Mr. Miller for-
                                   merly served as Chairman of the Fed-
                                   eral Reserve Bank of Cleveland and is
                                   a director of American Waste Ser-
                                   vices, Inc.

         FURMAN C. MOSELEY, 61     DIRECTOR SINCE 1975.  Chairman of
                                   Sasquatch Publishing Company.  The
                                   business address of Sasquatch Pub-
                                   lishing Company is c/o Simpson In-
                                   vestment Company, 1201 Third Avenue,
                                   Suite 4900, Seattle, Washington
                                   98101.  Former president of Simpson
                                   Investment Company, holding company
                                   for Simpson Paper Company and Simpson





                                   Timber Company.  He was Chairman of
                                   Simpson Paper from 1969 to January,
                                   1995 and retired as President of Sim-
                                   pson Investment Company in July,
                                   1995.  Mr. Moseley is a director of
                                   Owens-Corning Fiberglas Corporation.

         VICTOR A. PELSON, 58      DIRECTOR SINCE 1994.  Executive Vice
                                   President of AT&T and Chairman of
                                   AT&T's Global Operations Team.  The
                                   business address of AT&T is 295 North
                                   Maple Avenue, Basking Ridge, New Jer-
                                   sey 07920.  Mr. Pelson began his ca-
                                   reer with AT&T in 1959 and has served
                                   in many executive positions, most
                                   recently as Group Executive and
                                   President responsible for AT&T's Com-
                                   munications Services Group.  He is a
                                   director of AT&T, as well as a member
                                   of its Management Executive Commit-
                                   tee, and a director of United Parcel
                                   Service.  Mr. Pelson will retire from
                                   AT&T at the end of March, 1996.

         ALEXANDER M. CUTLER, 44   DIRECTOR SINCE 1993.  President and
                                   Chief Operating Officer of Eaton.
                                   Mr. Cutler joined Cutler-Hammer, Inc.
                                   in 1975, which was subsequently ac-
                                   quired by Eaton, and became President
                                   of Eaton's Industrial Group in 1986.
                                   Mr. Cutler was named President of the
                                   Controls Group in 1989, Executive
                                   Vice President - Operations in 1991,
                                   and was elected Executive Vice Presi-
                                   dent and Chief Operating Officer -
                                   Controls in September, 1993 and as-
                                   sumed his current position in Septem-
                                   ber, 1995.

         PHYLLIS B. DAVIS, 64      DIRECTOR SINCE 1991.  Former Senior
                                   Vice President, Corporate Affairs of
                                   Avon Products, Inc., a manufacturer
                                   and marketer of cosmetics, toiletries
                                   and jewelry.  Mrs. Davis joined Avon
                                   in 1968, advanced to Group Vice
                                   President (U.S.) in 1977 and was head
                                   of its sales and distribution from
                                   1985 to 1988.  She became Corporate
                                   Senior Vice President of Business
                                   Development in 1989 and served as
                                   Senior Vice President, Corporate Af-
                                   fairs from 1990 until her retirement
                                   in September, 1991.  Mrs. Davis is a
                                   director of BellSouth Corporation and





                                   The TJX Companies, Inc., and a trust-
                                   ee of various open-end mutual funds
                                   in the Fidelity Group.

         STEPHEN R. HARDIS, 60     DIRECTOR SINCE 1983.  Chairman and
                                   Chief Executive Officer of Eaton.
                                   Mr. Hardis served as Executive Vice
                                   President - Finance and Administra-
                                   tion prior to April, 1986, was
                                   elected Vice Chairman in 1986 and
                                   designated Chief Financial and Admin-
                                   istrative Officer in and became Chief
                                   Executive Officer in September, 1995
                                   and Chairman in January, 1996.  He
                                   joined Eaton in 1979.  Mr. Hardis is
                                   a director of First Union Real Estate
                                   Investments Trust, KeyCorp, Nordson
                                   Corporation and Progressive Corpora-
                                   tion.

         GARY L. TOOKER, 56        DIRECTOR SINCE 1992.  Vice Chairman
                                   and Chief Executive Officer of Mo-
                                   torola, Inc., a manufacturer of elec-
                                   tronics equipment.  The business ad-
                                   dress of Motorola, Inc. is 1303 East
                                   Algonquin Road, Schaumburg, Illinois
                                   60196.  Mr. Tooker joined Motorola in
                                   1962 and advanced to the position of
                                   Senior Executive Vice President and
                                   Chief Corporate Staff Officer in
                                   1986.  He became Chief Operating Of-
                                   ficer in 1988, President in 1990 and
                                   Vice Chairman and Chief Executive
                                   Officer in December, 1993.


                                EXECUTIVE OFFICERS

         Stephen R. Hardis         Chairman (January 1, 1996) and Chief
                                   Executive Officer (September 1,
                                   1995); Director.

         Alexander M. Cutler       President and Chief Operating Officer
                                   (September 1, 1995); Director.

         Gerald L. Gherlein        Executive Vice President and General
                                   Counsel (September 4, 1991).

         Brian R. Bachman          Senior Vice President--Semiconductor
                                   and Specialty Systems (January 1,
                                   1996).

         Joseph L. Becherer        Senior Vice President--Cutler-Hammer
                                   (September 1, 1995).  The business





                                   address of Mr. Becherer is Five
                                   Parkway Center, 875 Greentree Road,
                                   Pittsburgh, PA 15220.

         Robert J. McCloskey       Senior Vice President--Controls and
                                   Hydraulics (September 1, 1995).

         Thomas W. O'Boyle         Senior Vice President--Truck
                                   Components (September 1, 1995).

         Larry M. Oman             Senior Vice President--Automotive
                                   Components (September 1, 1995).  The
                                   business address of Mr. Oman is 26101
                                   Northwestern Highway, Southfield,
                                   Michigan 48076.

         John M. Carmont           Vice President and Treasurer (Decem-
                                   ber 1, 1981).  (Citizen of the United
                                   Kingdom.)

         Susan J. Cook             Vice President - Human Resources
                                   (January 16, 1995).

         Adrian T. Dillon          Vice President - Chief Financial and
                                   Planning Officer (September 1, 1995).

         Patrick X. Donovan        Vice President - International (April
                                   27, 1988).

         Earl R. Franklin          Secretary and Associate General Coun-
                                   sel (September 1, 1991).

         John W. Hushen            Vice President - Corporate Affairs
                                   (August 1, 1991).

         Stanley V. Jaskolski      Vice President - Technical Management
                                   (October 1, 1990).

         Ronald L. Leach           Vice President - Accounting (December
                                   1, 1981).

         William T. Muir           Vice President - Manufacturing Tech-
                                   nologies (April 1, 1989).

         Derek R. Mumford          Vice President - Information Tech-
                                   nologies (April 1, 1992).  (Citizen
                                   of the United Kingdom.)

         Billie K. Rawot           Vice President and Controller (March
                                   1, 1991).


              2. DIRECTORS AND EXECUTIVE OFFICERS OF THE PURCHASER. The name, business address, present principal occupation or





         employment and five-year employment history of the director and each of the executive officers of the Purchaser are set forth below. The business address of the director and each of the executive officers is 1111 Superior Avenue, Cleveland, Ohio 44114. Unless otherwise indicated below, each occupation set forth opposite an individual's name refers to employment with the Purchaser. Except as indicated below, the director and each of the executive officers listed below are citizens of the United States.


                                    DIRECTORS

                                        POSITION WITH PURCHASER;
                                   PRINCIPAL OCCUPATION OR EMPLOYMENT;
         NAME; BUSINESS ADDRESS         5-YEAR EMPLOYMENT HISTORY
         ----------------------    --------- -------------------------

         EARL R. FRANKLIN, 52      DIRECTOR SINCE 1996.  Vice President
                                   and Secretary since March 14, 1996.
                                   He is also Secretary and Associate
                                   General Counsel of Eaton Corporation
                                   (since September 1, 1991).


                                EXECUTIVE OFFICERS

         Thomas W. O'Boyle         President and Assistant Secretary
                                   (March 14, 1996).  He is also Senior
                                   Vice President - Truck Components of
                                   Eaton Corporation (since September 1,
                                   1995).  Mr. O'Boyle served as Vice
                                   President - Truck Components, North
                                   America of Eaton Corporation from
                                   January, 1991 to September, 1991 and
                                   Vice President - Truck Components
                                   Operations/Worldwide of Eaton Corpo-
                                   ration from September, 1991 to Sep-
                                   tember 1, 1995.

         John M. Carmont           Vice President-Finance, Assistant
                                   Secretary and Treasurer (March 14,
                                   1996.  He is also Vice President and
                                   Treasurer of Eaton Corporation (since
                                   December 1, 1981).  (Citizen of the
                                   United Kingdom.)

         Earl R. Franklin          Vice President and Secretary (March
                                   14, 1996).  He is also Secretary and
                                   Associate General Counsel of Eaton
                                   Corporation (since September 1,
                                   1991).  Director.





                                                             SCHEDULE II

         SHARES HELD BY EATON, ITS DIRECTORS AND EXECUTIVE OFFICERS, OTHER REPRESENTATIVES OF EATON AND THE EATON NOMINEES AND CER-TAIN TRANSACTIONS BETWEEN ANY OF THEM AND THE COMPANY.

         Eaton beneficially owns an aggregate of 805,000 Shares. The funds to purchase such Shares were provided by sales of com-mercial paper in the amount of the purchase price of the Shares plus commission and were purchased by Eaton for cash in open-market transactions on the New York Stock Exchange, as follows:

              DATE             NUMBER OF SHARES       PRICE PER SHARE
              ----             ----------------       ---------------
         February 5, 1996           200,000                 $7.25
         March 5, 1996               20,000                 $7.25
         March 6, 1996                  100                 $7.25
         March 6, 1996               49,900                 $7.375
         March 7, 1996               31,400                 $7.375
         March 7, 1996               18,600                 $7.25
         March 7, 1996               95,500                 $7.125
         March 7, 1996               34,500                 $7.00
         March 8, 1996               37,800                 $6.875
         March 8, 1996               16,000                 $7.00
         March 8, 1996               10,000                 $7.125
         March 8, 1996              165,900                 $7.25
         March 8, 1996                  100                 $7.25
         March 11, 1996              50,000                 $7.125
         March 12, 1996              53,200                 $7.25
         March 12, 1996               2,500                 $7.125
         March 12, 1996              11,500                 $7.375
         March 13, 1996               8,000                 $7.50


                   [     ] and [     ] have agreed to serve as the prox-
         ies on the WHITE Annual Meeting proxy card.

                   Except as disclosed in this Schedule, none of Eaton, the Purchaser, or the Eaton Nominees owns any securities of the Company or any subsidiary of the Company, beneficially or of record, has purchased or sold any of such securities within the past two years or is or was within the past year a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Schedule, to the best knowledge of Eaton, its directors and executive officers, the employees and other representatives of Eaton named in Schedule
         I and the Eaton Nominees, none of their associates beneficially owns, directly or indirectly, any securities of the Company.

                   Smith Barney and its affiliates, in the ordinary course of business, may actively trade the securities of Eaton and the Company, for their own account and for the account of





         customers and, accordingly, may at any time have a long or short position in such securities.

                   Other than as disclosed in this Schedule and in the other parts of the Proxy Statement, to the best knowledge of Eaton, none of Eaton, any of its directors or executive officers, the Purchaser, its directors or any of its executive officers, the employees or other representatives of Eaton named in Schedule I or the Eaton Nominees has any substantial inter-est, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. The Eaton Nominees may be deemed to have an interest in any business which may be proposed by Eaton at the Annual Meeting by virtue of ownership, if any, of common shares of Eaton with a par value of $.50 each (the "Eaton Shares"). As of the date hereof, their beneficial ownership of Eaton Shares is as follows:

                                               Eaton Shares
                   Name of Nominee          Beneficially Owned
                   ---------------          ------------------
                   Alan E. Best                   24,461
                   William E. Butler             267,865
                   John M. Carmont                31,673
                   Archie M. Frame                   100
                   LeMoyne G. Loseke                 -0-
                   Thomas W. O'Boyle              42,466
                   John S. Rodewig               175,788

                   Other than as disclosed in this Schedule and in the other parts of the Proxy Statement, to the knowledge of Eaton, none of Eaton, any of its directors or executive officers, the Purchaser, its directors or any of its executive officers, the employees or other representatives of Eaton named in Schedule I or the Eaton Nominees is, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any class of securities of the Company, including but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guaran-tees of profit, division of losses or profits, or the giving or withholding of proxies.

                   Other than as set forth in this Schedule or other parts of the Proxy Statement and except for the Offer, to the knowledge of Eaton, none of Eaton, any of its directors or its executive officers, the Purchaser, its directors or any of its executive officers, the employees or other representatives of Eaton named in Schedule I or the Eaton Nominees or any of their associates have had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of Eaton's last fiscal year or any cur-rently proposed transactions, or series of similar transac-tions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $60,000.





         In 1987, Eaton acquired certain United States based business and related assets from the Company and entered into a long term manufacturing agreement (the "Manufacturing Agreement") with the Company. Under the terms of the Manufacturing Agreement the Company agreed to supply Eaton with its worldwide requirements for certain manual transmissions for medium duty trucks for a minimum term of ten years. As part of this ar-rangement, (i) Clark and the Company sold to Eaton all of the technical rights and tooling designs for the medium duty truck transmissions then being produced by the Company including the related service parts ("Manufactured Products"), (ii) the Com-pany agreed to supply Eaton with its worldwide requirements for the Manufactured Products, (iii) Eaton agreed to license to the Company the technical rights and tooling design for the Manu-factured Products for the duration of the Manufacturing Agree-ment, (iv) for the duration of the Manufacturing Agreement (and for three years after the termination of the Manufacturing Agreement if termination is the result of a breach by the Com-
         pany), the Company agreed not to design, manufacture or sell manual transmissions for medium duty trucks that compete with the Manufactured Products, and (v) the Company agreed to assist Eaton with the marketing of the Manufactured Products in Bra-zil, in return for which Eaton agreed to pay the Company a com-mission of two percent of the net sales price for the Manufac-tured Products sold in Brazil. That commission has since been reduced to 1.5%.

                   The Manufacturing Agreement provides that it may be terminated by either party upon three-years' prior written no-tice. In February 1994, the Company and Eaton executed an amendment to the Manufacturing Agreement which provides, among other things, that the earliest possible notice date would be March 1997 and the earliest possible termination date would be March 2000. The Manufacturing Agreement may also be terminated upon a default by any party or upon the occurrence of certain bankruptcy, force majeure and government expropriation events. The Company's right to use the technical rights and tooling design for the Manufactured Products will cease at the time the Manufacturing Agreement is terminated. Upon termination of the Manufacturing Agreement by Eaton upon such three-years' notice or as a result of certain events relating to Eaton, the Company will have the right to cause Eaton to purchase the equipment owned and used by the Company solely to manufacture the Manufactured Products. If the Company exercises this right, Eaton will be required to purchase such equipment at the lesser of the book value and the fair market value of the equipment. Upon termination of the Manufacturing Agreement by the Company upon such three years' notice or as a result of certain events relating to the Company, Eaton will have the right (but not the obligation) to purchase such equipment at a purchase price equal to the book value of the equipment.

                   As a result of the contractual arrangements between Eaton and the Company described above, Eaton has made payments




         to the Company during the past three years as follows: 1995 - $77.6 million, 1994 - $73.2 million and 1993 - $58.1 million.
         The amount of the payments proposed to be made in 1996 by Eaton and its subsidiaries to the Company and its subsidiaries will depend upon business conditions, will be made for products pro-vided pursuant to the Manufacturing Agreement and for assis-tance with marketing efforts in Brazil as described above, and should be slightly less than in 1995. As a result of purchases of products and services by Eaton and its subsidiaries from the Company and its subsidiaries in the ordinary course of business pursuant to the arrangements described above, Eaton and its subsidiaries have been indebted to the Company and its subsid-iaries in varying amounts. This indebtedness is subject to usual trade terms, and, except for a small portion (estimated to be about $400,000) of the Brazilian indebtedness which bears interest at the rate of 1.5% per month, does not bear interest. The maximum amount of this indebtedness at any time since the beginning of 1995 was approximately $4,379,000 in Brazil and approximately $4,556,000 in the United States. The amount of this indebtedness as of the most recent practical date was ap-proximately $2.3 million in Brazil and $3.74 million in the United States.

                   Eaton and its subsidiaries made payments for property and services to the Company and its subsidiaries in 1995, and propose to make further payments in 1996. These payments are described above. The amount of these payments in 1995 was $77.6 million. The amount of these payments proposed to be made in 1996 will depend upon business conditions, will be made for products provided pursuant to the Manufacturing Agreement and for assistance with marketing efforts in Brazil as de-scribed above, and should be slightly less than in 1995. As a result of purchases of products and services by Eaton and its subsidiaries from the Company and its subsidiaries in the ordi-nary course of business pursuant to the arrangements described above, Eaton and its subsidiaries have been indebted to the Company and its subsidiaries in varying amounts. This indebt-edness is subject to usual trade terms, and, except for a small portion (estimated to be about $400,000) of the Brazilian in-debtedness which bears interest at the rate of 1.5% per month, does not bear interest. The maximum amount of this indebted-ness at any time since the beginning of 1995 was approximately $4,379,000 in Brazil and approximately $4,556,000 in the United States. The amount of this indebtedness as of the most recent practical date was approximately $2.3 million in Brazil and $3.74 million in the United States.

                   Other than as set forth in this Schedule and in the other parts of the Proxy Statement, to the knowledge of Eaton, none of Eaton, any of its directors or executive officers, the Purchaser, its director or any of its executive officers, the employees or other representatives of Eaton named in Schedule I or the Eaton Nominees, or any of their associates, has any ar-rangements or understandings with any person or persons with






         respect to any future employment by the Company or its affili-ates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

                   To the knowledge of Eaton, no occupation or employ-ment was carried on by any of the Eaton Nominees with the Com-pany or any corporation or organization which is or was a sub-sidiary or other affiliate of the Company and none of the Eaton Nominees has ever served on the Company Board.


















































                                    IMPORTANT

                   Your proxy is important. No matter how many Shares you own, please give Eaton your proxy FOR the election of the Eaton Nominees by:

              MARKING the enclosed WHITE Annual Meeting proxy card,

              SIGNING the enclosed WHITE Annual Meeting proxy card,

              DATING the enclosed WHITE Annual Meeting proxy card and

              MAILING the enclosed WHITE Annual Meeting proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

                   If you have already submitted a proxy to the Company for the Annual Meeting, you may change your vote to a vote FOR the election of the Eaton Nominees by marking, signing, dating and returning the enclosed WHITE proxy card for the Annual Meeting, which must be dated after any proxy you may have sub-mitted to the Company. Only your latest dated proxy for the Annual Meeting will count at such meeting.

                   If you have any questions or require any additional information concerning this Proxy Statement, the Offer or the proposal by Eaton to acquire the Company, please contact Georgeson & Company Inc. at the address set forth below. Additional copies of this Proxy Statement, the proxy card, the Offer to Purchase and related documents may be obtained by con-tacting Georgeson at the numbers below. IF ANY OF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION, ONLY IT CAN VOTE SUCH SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE THE WHITE ANNUAL MEETING PROXY CARD.

                             GEORGESON & COMPANY INC.
                                WALL STREET PLAZA
                                  88 PINE STREET
                             NEW YORK, NEW YORK 10005
                          (212) 440-9800 (CALL COLLECT)
                                        OR
                          CALL TOLL FREE (800) 223-2064





         PRELIMINARY COPIES

                      CAPCO AUTOMOTIVE PRODUCTS CORPORATION
                          ANNUAL MEETING OF SHAREHOLDERS
                   THIS PROXY IS SOLICITED BY EATON CORPORATION

                   The undersigned shareholder of CAPCO Automotive Prod-
         ucts Corporation hereby appoints each of [     ] and [     ]
         and each of them with full power of substitution, for and in the name of the undersigned, to represent and to vote, as des-ignated below, all shares of common stock of CAPCO Automotive Products Corporation that the undersigned is entitled to vote if personally present at the 1996 Annual Meeting of Sharehold-ers of CAPCO Automotive Products Corporation, and at any ad-journment or postponement thereof. The undersigned hereby re-vokes any previous proxies with respect to the 1996 Annual Meeting of Shareholders of CAPCO Automotive Products Corporation, including any adjournment or postponement thereof.

         EATON RECOMMENDS A VOTE FOR PROPOSAL 1.

         (Please mark each proposal with an "X" in the appropriate box)

         1.  ELECTION OF DIRECTORS:

         Election of Alan E. Best, William E. Butler, John M. Carmont, LeMoyne G. Loseke, Thomas W. O'Boyle, and John S. Rodewig as Directors each of whose term expires in 1997.

         FOR ALL NOMINEES                   WITHHOLD AUTHORITY
         (EXCEPT AS MARKED BELOW) / /         FOR ALL NOMINEES    / /

         (INSTRUCTION: To withhold authority to vote for one or more nominees, mark FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority to vote in the space provided below.)

         ---------------------------------------------------------------


         2.  APPOINTMENT OF PRICE WATERHOUSE LLP AS 1996 INDEPENDENT AC-
         COUNTANTS

         FOR / /        AGAINST / /    ABSTAIN / /

         3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEET-ING OR ANY ADJOURNMENT THEREOF, IF SUCH OTHER BUSINESS AD-VERSELY AFFECTS EATON.

                                            (Continued on other side)





         (Continued from other side)

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.

         This Proxy, when properly executed, will be voted in the manner marked herein by the undersigned shareholder.

         IF NO MARKING IS MADE, THIS PROXY WILL BE DEEMED TO BE A DIREC-TION TO VOTE FOR PROPOSAL 1 AND FOR PROPOSAL 2.

         PLEASE DATE AND SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS
         HEREON.

                                       --------------------------------
                                       (Signature)

                                       --------------------------------
                                       (Signature if jointly held)

                                       --------------------------------
                                       (Title)

                                       Dated---------------------------

         TO VOTE IN ACCORDANCE WITH      When shares are held by joint
         EATON'S RECOMMENDATION, JUST    tenants, both should sign.
         SIGN AND DATE THIS PROXY; NO    When signing as attorney-in-
         BOXES NEED TO BE CHECKED.       fact, executor, administrator,
                                         trustee, guardian, corporate
                                         officer or partner, please
                                         give full title as such. If a
                                         corporation, please sign in
                                         corporate name by President or
                                         other authorized officer. If a
                                         partnership, please sign in
                                         partnership name by authorized
                                         person.